Exhibit 10.1

Form of

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of September 27, 2021, by and among (i) the person named on the signature page hereto (the “Purchaser”), (ii) Polestar Automotive Holding UK Limited, a limited company organized under the laws of England and Wales (the “Company”), and (iii) Gores Guggenheim, Inc., a Delaware corporation (“GGI”).

WHEREAS, this Agreement is being entered into in connection with the proposed business combination pursuant to that certain business combination agreement, dated on or about the date hereof (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among the Company, GGI, Polestar Automotive Holding Limited, a Hong Kong incorporated company (“Parent”), Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden and PAH UK Merger Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into GGI, with GGI being the surviving corporation of the merger and, after giving effect to such merger, GGI will become a wholly owned subsidiary of the Company, on the terms and subject to the conditions in the Business Combination Agreement (the “Transaction”);

WHEREAS, in connection with the Transaction and as contemplated by the Business Combination Agreement, the Company and GGI are seeking commitments (“Subscriptions”) from interested investors to subscribe for, concurrently with the completion of the Transaction, Class A ordinary shares of the Company (the “Class A Ordinary Shares”) in a private transaction in which the Company expects to raise an aggregate amount of $250 million;

WHEREAS, Parent, through certain of its subsidiaries, is engaged in the business of the design, manufacture, production, sale and lease of passenger vehicles (the “Business”);

WHEREAS, prior to the consummation of the Transaction, Parent will transfer, or cause to be transferred, to the Company the Business, subject to and in accordance with the terms of the Business Combination Agreement and the agreements contemplated therein;

WHEREAS, in accordance with the terms of this Agreement, the Company shall make an initial deposit of the Acquired Shares (as defined below) with the Depository Bank (as defined below) in the name of the Purchaser and issue American depository shares of the Company “Class A ADSs”) to the Purchaser;

WHEREAS, upon consummation of the Transaction, the Class A ADSs will be listed on The Nasdaq Capital Market (the “Nasdaq”);

WHEREAS, the Class A Ordinary Shares to be subscribed for by the Purchaser (as set forth on the signature page hereto) and to be initially deposited by the Company with the Depository Bank pursuant to this Agreement are referred to herein as the “Acquired Shares,” and the aggregate and per Class A Ordinary Share purchase price to be paid by the Purchaser (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company and GGI are entering into separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain investors (other than the Purchaser) (the “Other Purchasers”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Purchaser and the Company acknowledges and agrees as follows:

1. Subscription.

a. The Purchaser hereby agrees to subscribe for, and the Company hereby agrees, subject to the receipt of the Purchase Price, to issue to the Purchaser of, the Acquired Shares, all on the terms, and subject to the conditions, provided for herein. In the event that the Transaction is not consummated for any reason, or in the event of the termination of this Agreement in accordance with the terms hereof, any amounts previously paid by the Purchaser pursuant to this Agreement will be returned promptly to the Purchaser, and this Agreement shall have no further force or effect.

b. As soon as is reasonably practicable following the closing of the Transaction, the Company shall cause a sponsored American depositary receipt facility to be established with a reputable bank (such bank or any successor depositary bank, the “Depositary Bank”) for the purpose of issuing the Company’s Class A ADSs.

c. As soon as reasonably practicable following the closing of the Transaction, the Company shall make an initial deposit of the Acquired Shares with the Depository Bank in the name of Purchaser and issue Class A ADSs to Purchaser. Following such initial deposit by the Company, Purchaser shall have the option, at its own expense, to withdraw and deposit its Class A Ordinary Shares with the Depositary Bank in exchange for Class A ADSs. In connection with such initial deposit of the Acquired Shares with the Depository Bank and any subsequent withdrawal or deposit, the Purchaser shall provide to the Company and the Depositary Bank the following documents:

i. Information required by the Company in connection with its instruction letter to the Depositary Bank, including applicable tax IDs or social security numbers;

ii. Forms W-8 or W-9, as applicable;

iii. Any information required under the “know your customer” policies of the Depositary Bank, the Company or any of their respective agents; and

iv. Any other information and documentation reasonably requested by the Company or the Depositary Bank.

d. The Company undertakes to Purchaser to re-register as a public company pursuant to the Companies Act prior to the closing of the Transaction.

2. Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction under the Business Combination Agreement. Following delivery of written notice from (or on behalf of) the Company to the Purchaser (the “Closing Notice”) that the Company expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) Business Days (a “Business Day” meaning a day other than (x) a Saturday or Sunday or (y) any other day on which banks located in (a) New York, New York, (b) Singapore, (c) Stockholm, Sweden or (d) London, England are required or authorized by applicable law to be closed for business) from the date on which the Closing Notice is so delivered to the Purchaser, the Purchaser shall deliver to the Company, on the second (2nd) Business Day immediately prior to the closing date specified in the Closing Notice (such specified date, the “Closing Date”), the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to such account or accounts as may be specified in the Closing Notice, subject to the satisfaction or waiver of the conditions set forth in Section 3 below.

3. Closing Conditions. The obligation of the parties hereto to consummate the Closing is also subject to the following conditions:

a. all representations and warranties of the Company, GGI and the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), and consummation of the Closing shall constitute a reaffirmation by each of the Company, GGI and the Purchaser of each of its representations and warranties contained in this Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction; provided that none of the Company, GGI or the Purchaser may rely on this closing condition if the failure of this closing condition to be satisfied results from the failure of such party’s representations and warranties to be so true and correct or a breach by such party of any of its covenants or agreements contained herein;

b. no statute, law (including common law), act, code, ordinance, rule, regulation or governmental order or other legal restraint or prohibition issued by any court of competent jurisdiction or other applicable governmental authority preventing the consummation of the Transaction shall be in effect;

c. all conditions precedent to the closing of the Transaction pursuant to the Business Combination Agreement, including the approval of GGI’s stockholders and any regulatory approvals, shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent any such condition is dependent upon the consummation of the Subscription hereunder ) or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date;

d. each party shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided that none of the Company, GGI or the Purchaser may rely on this closing condition if the failure of this closing condition to be satisfied results from a breach by such party of any of its covenants or agreements contained herein; and

e. the Business Combination Agreement (as the same exists on the date of this Agreement) shall not have been modified, waived or amended to materially adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement.

4. Further Assurances. At the Closing, the Company and the Purchaser shall execute and deliver such additional documents and take such additional actions as they reasonably may deem to be practical and necessary in order to consummate the Subscription contemplated by this Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Purchaser that as of the date of this Agreement and as of the Closing Date:

a. The Company is a newly incorporated, wholly owned subsidiary of Parent incorporated for the purposes of consummating the Transaction (including the Subscriptions). The Company is duly incorporated and validly existing as a company limited by shares under the laws of England and Wales. At the Closing, the Company will own, directly or indirectly 100% of the Business, and will have all requisite company power and authority to operate the Business.

b. The Company has all requisite company power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof.

c. As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to the Purchaser against full payment for the Acquired Shares in accordance with the terms of this Agreement, the Acquired Shares will be validly issued and fully paid and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational and constituent documents or under the laws of England and Wales.

d. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof, have been or will be as of the Closing Date duly authorized by all requisite action on the part of the Company, and no other action on the part of the Company is necessary to authorize this Agreement or, as of the Closing Date, the consummation of the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by GGI and the Purchaser) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity) (the “Enforceability Exceptions”).

e. The issuance of the Acquired Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of this Subscription will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any applicable law, regulation, agreement or instrument binding upon the Company, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Business, that would be reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Business or the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational and constitutional documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Agreement.

f. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Purchaser could become directly liable (it being understood that the Purchaser will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Acquired Shares). Other than Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Guggenheim Securities, LLC (collectively, the “Placement Agents”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with this Subscription.

g. Assuming the accuracy of the representations and warranties of the Purchaser in Section 7, no registration of the Acquired Shares will be required under the United States Securities Act of 1933, as amended (the “Securities Act”), in connection with the Subscription by the Purchaser.

h. Assuming the accuracy of GGI’s and the Purchaser’s representations and warranties set forth in Sections 6 and 7, respectively, the Company is not required to obtain any material consent, waiver or authorization of, give any notice to, or make any filing with, any court or other federal, state, local or other governmental authority or other person in connection with the issuance of the Acquired Shares pursuant to this Agreement, other than (i) shareholder authorizations and filings required under the UK Companies Act 2006 (the “Companies Act”), (ii) filings required by applicable securities laws, (iii) the filings required in accordance with Section 11(q), (iv) those required under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) those required by Nasdaq, (vi) those required to consummate the Transaction as provided under the Business Combination Agreement; and (vii) those whose failure to so obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

i. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company on or prior to the Closing Date (the “SEC Documents”) is available to the undersigned via the EDGAR system of the U.S. Securities and Exchange Commission (the “SEC”). None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about the Company’s affiliates contained in any SEC Document to be filed by the Company the representation and warranty in this sentence is made to the Company’s knowledge. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

j. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company as of the date of this Agreement, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

l. The Company is not, and immediately after receipt of payment hereunder and prior to the closing of the Transaction, will not be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company,” in each case, within the meaning of the Investment Company Act of 1940.

m. Except for any alternative settlement procedures that apply to certain Other Purchasers due to their status as a mutual fund, the Other Subscription Agreements entered into or to be entered into by the Company in connection with the Transaction (or any agreements or understandings (including side letters) entered into or to be entered into in connection therewith or in connection with the purchase of Class A Ordinary Shares by the Other Purchasers) reflect the same or higher Purchase Price as set forth in this Agreement and do not contain any provisions that are more favorable from an economic perspective to such Other Purchasers or any affiliate or any party related thereto than the provisions of this Agreement (it being acknowledged and agreed that the right to assign Acquired Shares prior to the closing of the Transaction pursuant to the Other Subscription Agreement with Gores Guggenheim Sponsor LLC will not be a right provided to any Other Purchaser.

6. GGI Representations and Warranties. GGI represents and warrants to the Purchaser that at the date of this Agreement and as of the Closing Date:

a. GGI is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. The execution and delivery of this Agreement, the performance by GGI of its obligations hereunder and the consummation by GGI of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of GGI, subject to the receipt of the requisite approval of GGI’s stockholders as contemplated by the Business Combination Agreement. This Agreement has been duly authorized, executed and delivered by GGI, and (assuming due authorization, execution and delivery by the Company and Purchaser) this Agreement constitutes the legal, valid and binding obligation of GGI, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by the Enforceability Exceptions.

c. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by GGI on or prior to the Closing Date (the “GGI SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. None of the GGI SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about GGI’s affiliates contained in any SEC Document to be filed by GGI the representation and warranty in this sentence is made to GGI’s knowledge. The financial statements of GGI included in the GGI SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of GGI as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the GGI SEC Documents.

d. GGI is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, financial condition or results of operations of GGI and its subsidiaries, taken as a whole (a “GGI Material Adverse Effect”). GGI has not received any written communication from a governmental authority that alleges that GGI is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a GGI Material Adverse Effect.

e. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a GGI Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of GGI, threatened against GGI, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against GGI.

f. Notwithstanding anything to the contrary contained in Section 6 of this Agreement, no representation or warranty is made by GGI as to the accounting treatment of its issued and outstanding warrants or other changes in accounting arising in connection with any required restatement of GGI’s historical financial statements, or as to any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities or other required changes in the GGI SEC Documents.

7. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company that at the date of this Agreement and as of the Closing Date:

a. The Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is subscribing for the Acquired Shares only for its own account and not for the account of others, or if the Purchaser is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not subscribing for the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Purchaser is not an entity formed for the specific purpose of acquiring the Acquired Shares.

b. The Purchaser acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Acquired Shares have not been registered under the Securities Act. The Purchaser acknowledges and agrees that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act except (i) to the issuer of such securities or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) above in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Acquired Shares will be subject to a restrictive legend to such effect. The Purchaser acknowledges that the Acquired Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Company files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Purchaser acknowledges and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Acquired Shares.

c. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Acquired Shares from the Company, and further acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser by or on behalf of GGI, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and GGI expressly set forth in Sections 5 and 6 of this Agreement.

d. The Purchaser’s subscription for and holding of the Acquired Shares does not constitute or result in a non-exempt prohibited transaction under Section 406 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

e. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Acquired Shares, including, with respect to the Company, the Transaction and GGI. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed GGI’s filings with the SEC and that it has received a copy of the Investor Presentation, dated as of September 27, 2021, provided by the Company and GGI (the “Disclosure Package”), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s investment in the Acquired Shares. The Purchaser acknowledges that it has reviewed the documents made available to the Purchaser by the Company and GGI in the electronic data room hosted by the GGI in connection with the transactions contemplated by this Agreement. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such additional information about the Company, the Business, the Transaction and GGI as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary in order to make an investment decision with respect to the Acquired Shares. The Purchaser acknowledges and agrees that (i) none of the Placement Agents, nor any affiliate of the Placement Agents, has provided the Purchaser with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Acquired Shares. None of the Placement Agents nor any of their respective affiliates has made or makes any representation as to the Company, GGI or the quality or value of the Acquired Shares. In connection with the issuance of the Acquired Shares to the Purchaser, none of the Placement Agents nor any of their respective affiliates has acted as a financial advisor or fiduciary to the Purchaser. The Purchaser agrees that none of the Placement Agents shall be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Purchaser’s purchase of the Acquired Shares.

f. The Purchaser became aware of this offering of the Acquired Shares solely by means of direct contact between the Purchaser and the Company, GGI or a representative of the Company or GGI, and the Acquired Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company, GGI or a representative of the Company or GGI. The Purchaser did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to the Purchaser, by any other means. The Purchaser acknowledges that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, GGI, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company and GGI contained in Sections 5 and 6 of this Agreement, in making its investment or decision to invest in the Acquired Shares.

g. The Purchaser acknowledges that it is aware that there are substantial risks incident to the subscription for and ownership of the Acquired Shares, including, without limitation, those set forth in GGI’s filings with the SEC and the Disclosure Package. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and the Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iii) is a “qualified investor” for the purposes of the Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”) and for the purposes of the EU Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”), (iv) section 21(1) of the Financial Services Act 2000 (“FSMA”) does not apply to any communication received by the Purchaser in connection with the subscription of the Acquired Shares, and (v) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares. The Purchaser will not look to the Placement Agents for all or part of any such loss or losses the Purchaser may suffer, is able to sustain a complete loss on its investment in the Acquired Shares, has no need for liquidity with respect to its investment in the Acquired Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Acquired Shares. The Purchaser acknowledges and agrees that the purchase and sale of the Acquired Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

h. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Acquired Shares. The Purchaser acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Acquired Shares, the Purchaser has relied solely upon independent investigation made by the Purchaser. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Company, GGI, the Transaction, the Business Combination Agreement, this Agreement or the transactions contemplated hereby or thereby or the offer and sale of Acquired Shares.

j. The Purchaser acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Package.

k. If the Purchaser is not an individual, the Purchaser has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Purchaser has the power and authority to enter into, deliver and perform the Purchaser’s obligations under this Agreement.

l. The execution, delivery and performance by the Purchaser of this Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and will not violate any provisions of the Purchaser’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The Purchaser’s signature on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, and this Agreement is enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by Enforceability Exceptions.

m. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the United States Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the United States Bank Secrecy Act (31 U.S.C.

Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to subscribe for the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

n. To the Purchaser’s knowledge, no disclosure (other than the Disclosure Package) or offering document has been prepared by the Company, GGI or the Placement Agents in connection with the offer and subscription for the Acquired Shares.

o. The Purchaser acknowledges that the Placement Agents and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to GGI, the Company or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the Purchaser by GGI and the Company.

p. In connection with the subscription for the Acquired Shares, the Placement Agents have not acted as the Purchaser’s financial advisor or fiduciary.

q. The Purchaser is not insolvent or bankruptcy under the laws of its jurisdiction or incorporation or establishment, or unable to pay its debts as and when they fall due.

r. The Purchaser will have sufficient funds to pay the Purchase Price at the Closing and consummate the Subscription contemplated by this Agreement.

s. The Placement Agents may rely upon these representations and warranties of the Purchaser.

t. The Purchaser hereby agrees that from the date of this Agreement until the Closing (or the earlier termination of this Agreement in accordance with its terms), none of the Purchaser, its controlled affiliates, or any person or entity acting on behalf of the Purchaser or any of its controlled affiliates or pursuant to any understanding with the Purchaser or any of its controlled affiliates will engage in any Short Sales with respect to securities of GGI. For purposes of this Section 7, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as otherwise consented to by GGI and the Company, all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding anything to the contrary set forth herein, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with Purchaser that have no knowledge of this Agreement or of Purchaser’s participation in the transaction contemplated hereby (including Purchaser’s controlled affiliates and/or other affiliates) from entering into any Short Sales; and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, this Section 7(t) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares.

u. The Purchaser acknowledges that it is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, a distribution thereof in violation of the Securities Act.

v. The Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

w. If the Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Purchaser represents and warrants that it has not relied on the Company, GGI or any of their affiliates for investment advice as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Company, GGI or any of their affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

x. Notwithstanding any provision to the contrary, the Purchaser is not acquiring the Acquired Shares (i) with a view to, or for resale in connection with, any offer, sale or distribution thereof to the public within the meaning of, or otherwise in violation of, the EU Prospectus Regulation, the UK Prospectus Regulation, FSMA, the Companies Act or any rules or regulations made or promulgated thereunder; or (ii) with a view to, or for the resale in connection with, any offer, sale or distribution thereof in violation of the laws of any jurisdiction. In particular, the Acquired Shares will not be offered or sold by the Purchaser in the UK by means of any document other than: (i) to “qualified investors” as defined in the UK Prospectus Regulation as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018, (ii) in other circumstances which do not result in a requirement for the publication of a “prospectus” as defined in the UK Prospectus Regulation and/or FSMA or which do not constitute an offer to the public within the meaning thereof or (iii) which would not be prohibited by section 21(1) of FSMA. In addition, the Acquired Shares will not be offered or sold by Purchaser in the European Union by means of any document other than: (i) to “qualified investors” as defined in the EU Prospectus Regulation or (ii) in other circumstances which do not result in a requirement for the publication of a “prospectus” as defined in the EU Prospectus Regulation or which do not constitute an offer to the public within the meaning thereof.

8. Registration Rights.

a. The Company agrees that, in the event the Acquired Shares are not registered in connection with the consummation of the Transaction, as soon as practicable and no later than the date that is thirty (30) calendar days after the Closing Date, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale by the Purchaser of the Class A ADSs (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or the ninety (90th) calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing Date. A substantially complete draft of the Registration Statement shall be provided to the Purchaser at least two (2) Business Days prior to filing. The Company agrees to cause such registration statement or another shelf registration statement to remain effective until the earlier of (a) two (2) years from the issuance of the Class A ADSs, (b) the date on which the Purchaser ceases to hold any Acquired Shares issued pursuant to this Agreement, or (c) the first date on which the Purchaser can sell all of its Class A ADSs (or Class A Ordinary Shares received in exchange therefor) under Rule 144 of the United States Securities Act within ninety (90) days without limitation as to the amount or manner of sale of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Purchaser agrees to disclose its ownership to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Class A ADSs (or Class A Ordinary Shares issued in exchange therefor) in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Class A ADSs as shall be reasonably requested by the Company to effect the registration of the Class A ADSs, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Class A ADSs. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Class A ADSs proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Class A ADSs or otherwise, such Registration Statement shall register the resale of a number of Class A ADSs which is equal to the maximum number of Class A ADSs as is permitted by the SEC. In such event, the number of Class A ADSs to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Class A ADSs that were not registered on the initial Registration Statement, as so amended. For as long as the Purchaser holds Class A ADSs, the Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Purchaser to resell the Class A ADSs pursuant to Rule 144 of the Securities Act.

b. The Company may delay the filing of the registration statement or suspend the use of any such registration statement for up to 45 days if (i) it reasonably determines that it would require public disclosure of material non-public information (including information with respect to a potential financing, acquisition, disposition, merger, reorganization or similar transaction), which disclosure, in the good faith judgment of its Board of Directors, the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) to be made in any Registration Statement or prospectus in order for the Registration Statement or prospectus not to contain any untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public, (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’ s control or (iii) in the good faith judgment of the Board of Directors of the Company would be materially detrimental to the Company (each, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement for more than one hundred twenty (120) days in the aggregate during any twelve-month period. The Company shall not, when so advising Purchaser of such Suspension Event, provide Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to Purchaser of the occurrence of the Suspension Event might constitute material, nonpublic information regarding the Company. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Purchaser agrees that it will immediately discontinue offers and sales of the Class A ADSs under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Class A ADSs in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus shall not apply (A) to the extent Purchaser is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

c. Indemnification.

i. The Company shall, notwithstanding any termination of this Agreement indemnify and hold harmless, to the extent permitted by law, Purchaser, its directors officers, members, stockholders, partners, agents, brokers, investment advisors and employees, and each person who controls Purchaser (within the meaning of the Securities Act) and the directors, officers, members, stockholders, partners, agents, brokers, investment advisors and employees of each such controlling person, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) (collectively, “Losses”) based on any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are based on or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein.

ii. The Purchaser agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Purchaser expressly for use therein; provided, however, that the liability of Purchaser shall be several and not joint with any other investor and shall be limited to the net proceeds received by Purchaser from the sale of Class A ADSs giving rise to such indemnification obligation.

iii. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

iv. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares purchased pursuant to this Agreement.

v. If the indemnification provided under this Section 8(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(c) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(c) by any seller of Acquired Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Acquired Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

d. The Company shall use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to (i) issue to the transfer agent a legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (ii) if the Class A ADSs are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of the Class A ADSs and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Purchaser; provided that, (A) the Company and its counsel may request and rely upon customary representations from the Purchaser in connection with delivery of such opinion and (B) notwithstanding the foregoing, the Company and its counsel will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

9. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (c) thirty (30) days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof) if the Transaction has not been consummated by such date other than as a result of a breach of the Purchaser’s obligations hereunder or (d) if any of the conditions to Closing set forth in Section 3 of this Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. If the Transaction is not consummated, the Company shall notify the Purchaser of the termination of the Business Combination Agreement promptly after the termination of such agreement. This Agreement shall further terminate and be of no further force or effect, without any liability to any party hereto, if the Company notifies the Purchaser in writing that it has abandoned its plans to move forward with the Transaction and/or terminates the Purchaser’s obligations with respect to the Subscription without the delivery of the Acquired Shares having occurred, provided that if the Purchase Price has been already paid pursuant to this Agreement at such time it shall be returned promptly by the Company to the Purchaser without any deduction for or on account of any tax, withholding, charges, or set-off.

10. Trust Account Waiver. The Purchaser acknowledges that GGI is a blank check company with the powers and privileges necessary or convenient to the conduct, promotion or attainment of the business or purposes of GGI, including, but not limited to effecting a merger, asset acquisition, reorganization or similar business combination involving GGI and one or more businesses or assets. The Purchaser further acknowledges that, as described in GGI prospectus relating to its initial public offering dated March 22, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of GGI’s assets consist of the cash proceeds of GGI’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of GGI, its public stockholders and the underwriters of GGI’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to GGI to pay its tax obligations, if any, and for working capital, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of GGI entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, provided, however, that nothing in this Section 10 shall be deemed to limit the Purchaser’s right, title, interest or claim to any monies held in the Trust Account by virtue of the Purchaser’s record or beneficial ownership of shares of common stock of GGI, pursuant to a validly exercised redemption right with respect to any such shares of common stock of GGI, except to the extent that the Purchaser has otherwise agreed with GGI, the Company or any of their respective affiliates to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Agreement nor any rights or obligations that may accrue to the Purchaser hereunder may be transferred or assigned, in whole nor in part, without the prior written consent of the Company and GGI, which may be withheld by the Company and GGI in their absolute discretion, other than an assignment to any affiliate of the Purchaser or any fund or account managed by the same investment manager as the Purchaser or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Agreement or a separate subscription agreement in substantially the same form as this Agreement.

b. The Company may request from the Purchaser such additional information as the Company may deem necessary or advisable to register the resale of the Acquired Shares and to evaluate the eligibility of the Purchaser to subscribe for the Acquired Shares, and the Purchaser shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that the Company agrees to keep any such information confidential except to the extent required to be disclosed by applicable law, including the securities laws or in connection with such filings, or Nasdaq. The Purchaser acknowledges that GGI and the Company may file a copy of this Agreement with the SEC.

c. The Purchaser acknowledges that each of the Company, GGI, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Purchaser contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company, GGI and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Purchaser acknowledges and agrees that the purchase by the Purchaser of the Acquired Shares from the Company will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Purchaser as of the time of the purchase.

d. Each of the Company, GGI and the Placement Agents are entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

f. This Agreement may not be terminated other than pursuant to the terms of Section 9 above. The provisions of this Agreement may not be modified, amended or waived or terminated except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by GGI of the provisions of this Agreement shall be effective without the prior written consent of the Company and no modification, amendment or waiver by the Company of this provisions of this Agreement shall be effective without the prior written consent of GGI (in each case, other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Agreement (and any other agreements executed and delivered in connection with the Transaction to which the Purchaser is party, if any) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any third-party beneficiary, or other rights or remedies upon any person other than the parties hereto and their respective successors and assigns and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party hereto may execute and deliver signed counterparts of this Agreement to the other parties hereto by electronic mail or other electronic transmission in portable document format (.PDF) or any other electronic signature complying with the United States ESIGN Act of 2000 (including www.docusign.com), each of which shall be deemed an original.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that GGI and the Company shall be entitled to seek to specifically enforce the Purchaser’s obligations to fund the Purchase Price and the provisions of this Agreement on the terms and subject to the conditions set forth herein.

l. Any notice or communication required or permitted hereunder to be given to the Purchaser shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Purchaser may hereafter designate by notice to GGI.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, GGI or the Placement Agents or any of their respective affiliates or any of their control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) including the Disclosure Package, other than the statements, representations and warranties of the Company and GGI contained in this Agreement, in making its investment or decision to invest in the Acquired Shares. Purchaser acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations and warranties of the Purchaser contained in this Agreement to the extent such representations and warranties relate to the Placement Agents. The Purchaser further acknowledges and agrees that none of (i) any Other Purchaser pursuant to any Other Subscription Agreement or any other agreement related to the private placement of the Class A Ordinary Shares (including such other investor’s respective affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing), (ii) any of the Company’s or GGI’s respective affiliates’ control persons, officers, directors, partners, agents, employees or representatives, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate shall be liable to the Purchaser or to any Other Purchaser pursuant to this Agreement or any Other Subscription Agreement or any other agreement related to the private placement of the Class A Ordinary Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Class A Ordinary Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, GGI, the Placement Agents or any Non-Party Affiliate concerning the Company, GGI, the Business, the Placement Agents, any of their controlled affiliates, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, GGI, any Placement Agent or any of the Company’s, GGI’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

p. The parties hereto intend for the Subscription, together with the Transaction, to qualify together as an exchange under Section 351 of the Code and will not take any inconsistent position on any tax return or during the course of any audit, litigation or other proceeding with respect to taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

q. GGI shall, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that the Company or GGI has provided to Purchaser at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s and GGI’s knowledge, Purchaser shall not be in possession of any material, nonpublic information received from the Company or GGI, and Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, GGI, the Placement Agents or any of their respective affiliates with respect to the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, neither the Company nor GGI shall, without the prior written consent of Purchaser, publicly disclose the name of Purchaser or any of its affiliates or advisors, or include the name of Purchaser or any of its affiliates or advisors (i) in any press release or marketing materials or (ii) in any filings with the SEC or any regulatory agency or trading market except (A) required by the federal securities law in connection with the Registration Statement, and (B), to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of Nasdaq or by any other governmental authority, in which case GGI and/or the Company shall provide Purchaser with prior written notice of such disclosure permitted under this subclause (B).

r. If Purchaser is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Agreement is executed on behalf of the trustees of the Purchaser or any affiliate thereof as trustees and not individually and that the obligations of the Agreement are not binding on any of the trustees, officers or stockholders of the Purchaser or any affiliate thereof individually but are binding only upon the Purchaser or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Purchaser has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Purchaser:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Acquired Shares are to be registered (if different):	Date: __________, 2021

Purchaser’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Acquired Shares: ________

Aggregate Purchase Price: U.S. $	Price Per Share:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account or accounts specified by the Company in the Closing Notice. To the extent the offering is oversubscribed, the number of Acquired Shares received may be less than the number of Acquired Shares subscribed for.

IN WITNESS WHEREOF, the Company and GGI have accepted this Agreement as of the date set forth below.

POLESTAR AUTOMOTIVE HOLDING UK LIMITED

By:
Name:
Title:

GORES GUGGENHEIM, INC.

By:
Name:
Title:

Date: [•], 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

This page should be completed by Purchaser

and constitutes a part of the Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.